EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2/A2 of our report dated September 17, 2007, relating to the consolidated financial statements of Intrepid Technology and Resources, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

JONES SIMKINS, P.C.

Logan, Utah

October 1, 2007

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